Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF MARYLAND

(Baltimore Division)

)
In re:		)	Chapter 11
)
ADFITECH, INC.,[1]		)	Case No. 09-17788 (DWK)
)
	Debtor.	)
)

NOTICE OF (I) EFFECTIVE DATE OF SECOND AMENDED CHAPTER 11 PLAN OF

REORGANIZATION FOR ADFITECH, INC., (II) DISTRIBUTION RECORD DATE,

AND (III) DEADLINES FOR ASSERTING CERTAIN POST-PETITION CLAIMS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation of the Plan. On March 2, 2010, the United States Bankruptcy Court for the District of Maryland, Baltimore Division (the “Bankruptcy Court”) entered an Order Confirming the Second Amended Chapter 11 Plan of Reorganization for ADFITECH, Inc. [Docket No. 170] (the “Confirmation Order”) in the Chapter 11 case of ADFITECH, Inc., the above-captioned debtor and debtor-in-possession (“Adfitech”). Unless otherwise defined herein, capitalized terms used in this Notice have the meanings set forth in the Second Amended Chapter 11 Plan of Reorganization for ADFITECH, Inc. dated January 5, 2010 [Docket No. 76] (the “Plan”).

2. Distribution Record Date. Pursuant to the Plan, the record date for purposes of determining the holders of Allowed Class 6 Claims entitled to distributions to be made under the Plan is the date of entry of the Confirmation Order (the “Confirmation Date”), which took place on March 2, 2010. Adfitech shall have no obligation to recognize any transfer of Class 6 Claims occurring after the Confirmation Date. Adfitech shall be entitled to recognize and deal under the Plan only with those record holders of Class 6 Claims stated on the applicable transfer ledgers as of the close of business on the Confirmation Date.

3. Effective Date. The Effective Date of the Plan occurred on March 15, 2010.

4. Bar Date for Certain Post-Petition Claims.

a. Generally. Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by Adfitech and (ii) Post-Petition Tax Claims,

[1]	The Chapter 11 case of ADFITECH, Inc. was previously jointly administered with the Chapter 11 case of TMST, Inc. f/k/a Thornburg Mortgage, Inc., et al., Case No. 09-17787-DWK. On November 2, 2009, the Court entered an Order Severing Joint Administration with Respect to the Chapter 11 Case of Adfitech, Inc.

requests for payment of Administrative Claims must be filed and served on the undersigned counsel for Adfitech no later than sixty (60) days after the Effective Date, or such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to file a request for payment of such Claims and that do not file such requests by the applicable bar date shall be forever barred from asserting such Claims against Adfitech and Reorganized Adfitech, or any of their respective assets or property.

b. Professionals. All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to §§ 327, 328, 330, 331, 503(b), 506(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Adfitech Bankruptcy Case) shall file with the Court and serve on Adfitech and its counsel an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be filed with the Court and served on Adfitech, counsel for Adfitech and the requesting professional or other Person not later than ninety (90) days after the Effective Date.

c. Ordinary Course Liabilities. Except as provided herein, Holders of Administrative Claims based on liabilities incurred in the ordinary course of Adfitech’s business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to file any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Adfitech or Reorganized Adfitech, pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims, without any further action by the Holders of such Claims. Any dispute with respect to ordinary course liabilities shall be submitted to the Bankruptcy Court for resolution unless resolved by agreement of the parties.

d. Tax Claims. All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) one hundred twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Post-Petition Tax Claim that is required to file a request for payment of such taxes and that does not file such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against Adfitech and Reorganized Adfitech, or any of their respective assets or property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on or subsequent to the Effective Date.

5. Copies of Plan and Confirmation Order. Any party-in-interest who wishes to obtain a copy of the Plan or the Confirmation Order may (i) view and download such documents free of charge at the web site maintained by Adfitech’s Court-approved claims, solicitation and noticing agent, Epiq Bankruptcy Solutions, LLC (“Epiq”), which can be found at http://chapter11.epiqsystems.com/adfitech; (ii) contact Epiq at (646) 282-2400; or (iii) contact the undersigned.

Dated: March 15, 2010.	VENABLE LLP

/s/ David E. Rice
Richard L. Wasserman (Federal Bar No. 02784)
David E. Rice (Federal Bar No. 04942)
750 E. Pratt Street, Suite 900
Baltimore, Maryland 21202
(410) 244-7400
(410) 244-7742 (fax)
rlwasserman@venable.com
derice@venable.com

Attorneys for ADFITECH, Inc.,
as Debtor and Debtor-in-Possession